Exhibit 4.12

Execution Version

SERIES 2020-1 SUPPLEMENT
among
STACK INFRASTRUCTURE ISSUER, LLC,
394 PACIFIC DCP ABS, LLC,
SI ATL01 ABS, LLC,
SI CHI01 ABS, LLC,
SI DFW01 ABS, LLC,
SI POR02 ABS, LLC,
SI SVY01-02 ABS, LLC
and
SI NAL01 ABS, LLC,
as Obligors,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee

dated as of August 31, 2020
Secured Data Center Revenue Notes, Series 2020-1

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Section 4.04 Severability	9
Section 4.05 Counterparts; Electronic Execution	9
ARTICLE V APPLICABILITY OF INDENTURE	9
Section 5.01 Applicability	9

SERIES 2020-1 SUPPLEMENT
THIS SERIES 2020-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of August 31, 2020, is among Stack Infrastructure Issuer, LLC, a Delaware limited liability company (the “Issuer”), 394 Pacific DCP ABS, LLC, a Delaware limited liability company (“Portland I”), SI ATL01 ABS, LLC, a Delaware limited liability company (“Atlanta I”), SI CHI01 ABS, LLC, a Delaware limited liability company (“Chicago I”), SI DFW01 ABS, LLC, a Delaware limited liability company (“Dallas I”), SI POR02 ABS, LLC (f/k/a SI POR01 ABS, LLC), a Delaware limited liability company (“Portland II”), SI SVY01-02 ABS, LLC, a Delaware limited liability company (“Silicon Valley I”) and SI NAL01 ABS, LLC, a Delaware limited liability company (“Albany I”, and together with Portland I, Atlanta I, Chicago I, Dallas I, Portland II and Silicon Valley I, the “Closing Date Asset Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Issuer, collectively, the “Obligors”), and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).
RECITALS
WHEREAS, the Obligors have entered into an Indenture, dated as of February 8, 2019 (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Indenture Trustee and the Obligors;
WHEREAS, the Issuer and the Asset Entities desire the Issuer to issue $325,000,000 of Secured Data Center Revenue Term Notes, Series 2020-1, Class A-2 Notes (the “Series 2020-1 Class A-2 Notes”), pursuant to this Series Supplement to the Indenture;
WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2020-1 Class A-2 Notes;
WHEREAS, the Series 2020-1 Class A-2 Notes constitute Notes as defined in the Indenture;

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WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and
WHEREAS, in accordance with the proviso to Section 13.01(i) through (x) of the Indenture, the Servicer, by its signature below, has agreed that this Series Supplement will not diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Indenture, under the Servicing Agreement or under any other Transaction Document.
NOW, THEREFORE, it is mutually covenanted and agreed as follows:
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:
“Class A-2 Targeted Amortization Amount” shall mean, as of each Payment Date with respect to the Series 2020-1 Class A-2 Notes, $0.
“Closing Date” shall mean August 31, 2020.
“Date of Issuance” shall mean, with respect to the Series 2020-1 Class A-2 Notes, August 31, 2020.
“Data Center Pre-Funding Account Prepayment Consideration” shall mean, with respect to any prepayment on the principal balance of the Series 2020-1 Class A-2 Notes using funds on deposit in the Series 2020-1 Data Center Pre-Funding Account, an amount equal to 1.0% of the principal amount of the Series 2020-1 Class A-2 Notes being prepaid.
“Indenture” shall have the meaning ascribed to it in the preamble hereto.
“Initial Purchaser” shall mean Guggenheim Securities, LLC with respect to the Series 2020-1 Class A-2 Notes.
“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) amendments pursuant to Section 13.01 of the Indenture or (ii) the issuance of Additional Notes pursuant to Section 2.12(b) of the Indenture.
“Note Rate” shall, for the Series 2020-1 Class A-2 Notes, mean the rate per annum at which interest accrues on the Series 2020-1 Class A-2 Notes set forth in Section 2.01(a).
“Offering Memorandum” shall mean the Offering Memorandum dated August 24, 2020, relating to the offering by the Issuer of the Series 2020-1 Class A-2 Notes.

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“Post-ARD Note Spread” shall, for the Series 2020-1 Class A-2 Notes, be the spread per annum set forth in Section 2.01(e).
“Prepayment Period” shall mean, in relation to the Series 2020-1 Class A-2 Notes, the period that commences on the Payment Date that is 24 months prior to the Anticipated Repayment Date.
“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b).
“Rating Agency” shall mean, in relation to the Series 2020-1 Class A-2 Notes, S&P.
“Rating Agency Confirmation” shall mean, with respect to any matter and with respect to the Series 2020-1 Class A-2 Notes, notification in writing by the Rating Agency (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that a proposed action, failure to act or other event specified in the Indenture or the other Transaction Documents will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to the Series 2020-1 Class A-2 Notes by such Rating Agency; provided, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Indenture, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.
“Rating Agency Declination” shall mean a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.
“S&P” shall mean, S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

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“Series 2020-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2020-1 Class A-2 Notes Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).
“Series 2020-1 Data Center Pre-Funding Account” shall have the meaning ascribed to it in Section 3.01(a).
“Series 2020-1 Data Center Pre-Funding Account Control Agreement” shall have the meaning ascribed to it in Section 3.01(a).
“Series 2020-1 Data Center Pre-Funding Period” shall mean the period beginning on the Closing Date and end on the earliest of (w) the date that all amounts have been withdrawn from the Series 2020-1 Data Center Pre-Funding Account, (x) the occurrence of an Event of Default, (y) the commencement of an Amortization Period, and (z) the last Business Day in August 2021 or such earlier date determined by the Issuer and notified to the Indenture Trustee in writing.
“Series Disposition Period Date” shall, for the Series 2020-1 Class A-2 Notes, have the meaning ascribed to it in Section 2.01(g).
Section 1.02Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;
(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;
(f)all references to “$” are to United States dollars unless otherwise stated;
(g)any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns
(h)references to a Person are also to its permitted successors and assigns; and
(i)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular

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provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
ARTICLE II

SERIES 2020-1 CLASS A-2 NOTE DETAILS; FORMS OF SERIES 2020-1 CLASS A-2 NOTES
Section 2.01Series 2020-1 Class A-2 Note Details.
(a)The aggregate principal amount of the Series 2020-1 Class A-2 Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in one Class designated as “Class A-2” with the initial principal balance, Note Rate and rating set forth below (except for Series 2020-1 Class A-2 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Series/Class	Initial Class Principal Balance	Note Principal Balance	Note Type	Rating (S&P)
Series 2020-1, Class A-2	$325,000,000	$325,000,000	Term Notes	A-(sf)

The Note Rate for the Series 2020-1 Class A-2 Notes will be 1.893%.
(b)The “Series 2020-1 Class A-2 Notes Anticipated Repayment Date” for the Series 2020-1 Class A-2 Notes is the Payment Date in August 2025. The “Rated Final Payment Date” for the Series 2020-1 Class A-2 Notes is the Payment Date in August 2045.
(c)[Reserved].
(d)The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2020-1 Class A-2 Notes shall be the September 2020 Payment Date. The initial Interest Accrual Period for the Series 2020-1 Class A-2 Notes shall consist of 25 days.
(e)The Post-ARD Note Spread for the Series 2020-1 Class A-2 Notes is the spread set forth below:

Series/Class	Post-ARD Note Spread
Series 2020-1, Class A-2	1.58%

(f)    The Record Date for purposes of determining payments to the Noteholders of the Series 2020-1 Class A-2 Notes for the September 2020 Payment Date shall be August 31, 2020.

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(g)    The “Series Disposition Period Date” for the Series 2020-1 Class A-2 Notes is the Payment Date in August 2044.
Section 2.02Delivery of Series 2020-1 Class A-2 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2020-1 Class A-2 Notes and deliver the Series 2020-1 Class A-2 Notes to the Depositary.
Section 2.03Forms of Series 2020-1 Class A-2 Notes. The Series 2020-1 Class A-2 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.
Section 2.04No Class A-2 Targeted Amortization Amounts. There will be no Class A-2 Targeted Amortization Amounts with respect to the Series 2020-1 Class A-2 Notes.
Section 2.05Funding of the Collection Account. On the Closing Date, the Obligors shall deposit into the Collection Account an amount equal to $270,600.
Section 2.06Delivery of Liquidity Letter(s) of Credit / Funding of the Liquidity Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Liquidity Reserve Sub-Account an amount equal to $1,375,881 such that, as of the Closing Date, the sum of (x) the amount available to be drawn under any Liquidity Letters of Credit as of such date and (y) the amount on deposit in the Liquidity Reserve Sub-Account as of such date will not be less than the Required Liquidity Reserve Amount on the Closing Date (or will not be less than the Required Liquidity Reserve Amount after giving effect to any funds deposited into the Liquidity Reserve Sub-Account on the Closing Date). Any funds on deposit in the Liquidity Reserve Sub-Account in excess of the Required Liquidity Deposit Amount on the Closing Date (after giving effect to the delivery of any Liquidity Letters of Credit on the Closing Date) shall be released to the Issuer at the direction of the Issuer.
Section 2.07Funding of the Priority Expense Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Priority Expense Reserve Sub-Account.
Section 2.08Funding of the Executed Forward Starting Lease Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Executed Forward Starting Lease Reserve Sub-Account an amount equal to $937,500.
Section 2.09Funding of the Qualified New Lease Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Qualified New Lease Reserve Sub-Account an amount equal to $2,680,480.

ARTICLE III

SERIES 2020-1 DATA CENTER PRE-FUNDING ACCOUNT
Section 3.01Establishment of Series 2020-1 Data Center Pre-Funding Account; Releases from Series 2020-1 Data Center Pre-Funding Account.
(a)On or before the Closing Date, the Issuer, the Wilmington Trust, National Association, as Securities Intermediary, and the Indenture Trustee shall have entered into an account control agreement, in form and substance reasonably acceptable to the Indenture Trustee (the “Series 2020-1 Data Center Pre-Funding Account Control Agreement”), pursuant to which an Eligible Account to serve as a Data Center Pre-Funding Account (such account, the “Series 2020-1 Data Center Pre-Funding Account”) is established and will be maintained for the benefit of the Holders of the Series 2020-1 Class A-2 Notes. The Series 2020-1 Data Center Pre-Funding Account shall be an interest bearing trust account and treated as a “securities account” as such term is defined in Section 8-501(a) of the UCC. Except as expressly provided herein or in the

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Series 2020-1 Data Center Pre-Funding Account Control Agreement, the Obligors shall not have the right to control or direct the investment or payment of funds in the Series 2020-1 Data Center Pre-Funding Account.
(b)The Issuer shall deposit $167,000,000 into the Series 2020-1 Data Center Pre-Funding Account on the Closing Date.
(c)Subject to Section 2.12 of the Indenture, the Issuer may direct the release of funds on deposit in the Series 2020-1 Data Center Pre-Funding Account, in whole or in part, to or at the direction of the Issuer on any Business Day selected by the Issuer, upon no less than one (1) Business Day prior notice to the Indenture Trustee, and upon satisfaction of the following conditions:
(i)no Default, Event of Default, Manager Termination Event, Amortization Period or Cash Trap Condition will exist at the time of, or after giving effect to, such release;
(ii)after giving effect to such release, the following conditions will be satisfied:
(A)the Class A LTV Ratio is not greater than 70%; and
(B)the three-month average DSCR as of the last day of the immediately preceding calendar month is greater than or equal to 1.8:1; and
(iii)the Manager delivers a certificate to the Indenture Trustee and the Servicer that the foregoing conditions have been satisfied.
(d)On the first Payment Date following the end of the Series 2020-1 Data Center Pre-Funding Period, the Indenture Trustee shall transfer any amounts remaining on deposit in the Series 2020-1 Data Center Pre-Funding Account to the Debt Service Sub-Account (pursuant to the applicable Servicing Report and in accordance with the related Monthly Report) and the Issuer shall prepay the Series 2020-1 Class A-2 Notes in accordance with Section 2.09(b) of the Indenture in an amount equal to the amount of such funds.
(e)Prepayments of the Series 2020-1 Class A-2 Notes made with funds remaining in the Series 2020-1 Data Center Pre-Funding Account at the end of the related Data Center Pre-Funding Period will be applied solely to the Series 2020-1 Class A-2 Notes on the Payment Date immediately following the end of the related Data Center Pre-Funding Period and shall be allocated pro rata based on the Note Principal Balance of each Series 2020-1 Class A-2 Note.
(f)    No Data Center Pre-Funding Account Prepayment Consideration shall be payable in connection with prepayments (including prepayment using funds on deposit in any Data Center Pre-Funding Account) made during an Amortization Period or after the occurrence and during the continuance of an Event of Default.
Section 3.02Pledge of Series 2020-1 Data Center Pre-Funding Account. Each Obligor hereby grants to the Indenture Trustee, individually and on behalf of the Holders of the Series 2020-1 Class A-2 Notes, a security interest in and to all of its interest in the Series 2020-1 Data Center Pre-Funding Account and all funds on deposit therein from time to time, and the proceeds thereof, as security for payment of the Obligations with respect to the Series 2020-1

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Class A-2 Notes. In addition to the rights and remedies provided in the Indenture, upon the occurrence and during the continuance of any Event of Default, the Servicer (acting on behalf of the Indenture Trustee) shall have all rights and remedies pertaining to the Series 2020-1 Data Center Pre-Funding Account and all funds on deposit therein from time to time, and the proceeds thereof as are provided for in any of the Transaction Documents or under any applicable law.
ARTICLE IV GENERAL PROVISIONS
Section 4.01Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of August 31, 2020.

Section 4.02Notices.  Notices required to be given to S&P by the Issuer and/or the Asset Entities or the Indenture Trustee shall be mailed to 55 Water Street, New York, New York 10041.
Section 4.03Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.04Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.05Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
ARTICLE V

APPLICABILITY OF INDENTURE
Section 5.01Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the

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Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.
STACK INFRASTRUCTURE ISSUER, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
394 PACIFIC DCP ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
SI ATL01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
SI CHI01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
SI DFW01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

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SI POR02 ABS, LLC (f/k/a SI POR01 ABS, LLC)

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
SI SVY01-02 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
SI NAL01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
By: /s/ Heather Paduck
Name:
Title:

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WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By: /s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

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The Servicer, by its signature below, hereby agrees that this Series Supplement will not diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Indenture, under the Servicing Agreement or under any other Transaction Document.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Servicer

By: /s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

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